                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                  Epimmune Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1.  Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

        2.  Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

        4.  Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

        5.  Total fee paid:

            --------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1.  Amount Previously Paid:

            --------------------------------------------------------------------

        2.  Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

        3.  Filing Party:

            --------------------------------------------------------------------

        4.  Date Filed:

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

                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2001

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Epimmune Inc., a Delaware corporation (the "Company"), will be held on Monday, June 18, 2001 at 10:00 a.m. at 5820 Nancy Ridge Drive, San Diego, California, for the following purposes:

        1. To elect five directors to hold office for the ensuing year or until their successors are elected.

        2.  To approve the Epimmune Inc. 2001 Employee Stock Purchase Plan.

        3. To ratify the selection of Ernst & Young LLP, as independent auditors of the Company for the year ending December 31, 2001.

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                            By Order of the Board of Directors

                            /s/  Robert J. De Vaere
                            ----------------------------------------------------
                            Robert J. De Vaere
                            Vice President, Finance, Chief Financial Officer and Assistant Secretary
San Diego, California
May 2, 2001

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121

                                 PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited by the Board of Directors of Epimmune Inc., a Delaware corporation (the "Company" or "Epimmune"), for use at the Annual Meeting of Stockholders to be held on Monday, June 18, 2001 at 10:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Annual Meeting. The Annual Meeting will be held at the Company's headquarters, located at 5820 Nancy Ridge Drive, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about May 2, 2001 to all stockholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

        The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of the Company's Common Stock, Series S Convertible Preferred Stock (the "Series S Preferred Stock") and Series S-1 Convertible Preferred Stock (the "Series S-1 Preferred Stock") at the close of business on April 23, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 23, 2001, the Company had outstanding and entitled to vote 8,905,778 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 23, 2001, the Company had outstanding 859,666 shares of Series S Preferred Stock and 549,622 shares of Series S-1 Preferred Stock held by Pharmacia Corporation ("Pharmacia"). Pharmacia will be entitled to vote its shares of Series S Preferred Stock and Series S-1 Preferred Stock held on all matters to be voted upon at the Annual Meeting on an as-converted to common stock basis which will entitle Pharmacia to 1,484,896 votes, provided that Pharmacia will not be entitled to vote such shares to the extent that the total number of shares of voting capital stock held by Pharmacia and its affiliates would exceed 19.9%. The total number of shares outstanding on an as-converted basis at the close of business on April 23, 2001 was 10,390,674.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5820 Nancy Ridge Drive, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.


                                       1.

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than January 2, 2002 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so after March 20, 2002, but before April 19, 2002. Stockholders are also advised to review the Company's Bylaws which contain additional requirements with respect to advance notice of stockholder proposals.


                                       2.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Company's directors are elected annually to serve until the next Annual Meeting and until each such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. The authorized number of directors of the Company's Board of Directors (the "Board") is currently set at six. Ms. Deborah Schueren, previously the Company's President and Chief Executive Officer and a member of the Board resigned from the Company and the Board effective January 15, 2001 for personal reasons. Therefore, there is currently one vacancy on the Board. There are five nominees for the six Board positions. Each nominee listed below is currently a director of the Company having been elected by the stockholders, with the exception of Dr. Emile Loria. Dr. Loria was elected to serve on the Board by the Board on January 16, 2001.

        Shares represented by executed proxies will be voted for the election of the nominees named below, unless the proxy is marked in such a manner as to withhold authority to vote for any of them. In the event any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of the balance of those named and such substitute nominee as the Board may select. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

                      MANAGEMENT AND THE BOARD OF DIRECTORS
                   RECOMMEND A VOTE IN FAVOR OF EACH NOMINEE.

NOMINEES

        The names of the nominees and certain information about them are set forth below:

           NAME                   AGE        PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
   Howard E. Greene, Jr.          58         Director and founder of Amylin Pharmaceuticals,
                                             Inc./Chairman of the Board of Directors

   William T. Comer, Ph.D.        65         Advisor to pharmaceutical and biotechnology
                                             companies/Director

   Michael G. Grey                48         President and Chief Executive Officer, Trega
                                             Biosciences, Inc./ Director

   John P. McKearn, Ph.D.         47         Vice President, Discovery Research, Pharmacia
                                             Corporation/ Director

   Emile Loria, M.D.              51         Former President and Chief Executive Officer,
                                             Biovector Therapeutics/Director

        Mr. Greene, a founder of the Company, has served as a director since the Company's inception. He was elected Chairman of the Board in January 1989 and served as President from July 1987 to January 1989. Mr. Greene is a director and founder of Amylin Pharmaceuticals, Inc. ("Amylin"), a biotechnology company involved in research and development of medicines for treating diabetes and served as Chairman of the Board from 1987 to 1998. He was a general partner of Biovest Partners, a seed venture capital firm specializing in medical technology companies from 1986 until 1993. Prior to Biovest, he was Chief Executive Officer of Hybritech Incorporated, a biotechnology company acquired by Eli Lilly & Company in 1986. Mr. Greene is a director of Amylin, Biosite Diagnostics Incorporated and International Biotechnology Trust plc.

        Dr. Comer has served as a director of the Company since January 1994. Since January 2000, he has acted as an advisor to a number of pharmaceutical and biotechnology companies. He has served as Chairman of Neurogenetics, Inc. since May 2000 and Chairman of Prescient Neuropharma since December 2000. He served as President and Chief Executive Officer and a member of the Board of Directors of SIBIA Neurosciences, Inc. ("SIBIA"), a biotechnology company, from April 1991 to November 1999. SIBIA was acquired by Merck & Co., Inc. ("Merck") in November 1999. Dr. Comer resigned from Merck on December 31, 1999. Dr. Comer previously served in various roles with Bristol-Myers Squibb culminating in his position as Senior Vice President of Strategic Management, Pharmaceuticals and Nutritionals.

                                       3.

        Mr. Grey has served as a director of the Company since July 1999. He has been President and Chief Executive Officer of Trega Biosciences, Inc. ("Trega"), a biotechnology company, since January 1999. Prior to joining Trega, Mr. Grey served as President of BioChem Therapeutics, Inc., a pharmaceutical division of BioChem Pharma, Inc., from November 1994 to August 1998. Previously, Mr. Grey served as President and Chief Operating Officer of Ansan, Inc., a biopharmaceutical Company, during 1994. From 1974 to 1993, Mr. Grey served in various roles with Glaxo, Inc. and Glaxo Holdings, p.l.c., culminating in his position as Vice President, Corporate Development. Mr. Grey serves on the Board of Directors of Trega and Cortex Pharmaceuticals, Inc. and Chem.Navigator.com, Inc.

        Dr. McKearn has been with G.D. Searle and Co., now Pharmacia, since 1987. Since August 1999, he has served as Vice President of Discovery Research, responsible for research activities in cardiovascular diseases, arthritis and oncology. In addition, since November 1997, he has served as the interim leader of Discovery Research. Dr. McKearn was Executive Director of Oncology from 1995 to 1999. Prior to joining Searle, Dr, McKearn was a Senior Scientist at DuPont and a member of the Basel Institute for Immunology in Basel, Switzerland.

        Dr. Loria was elected to the Board of Directors of the Company on January 16, 2001. He also entered into an employment agreement with the Company on that date for the position of President and Chief Executive Officer, contingent upon obtaining satisfactory approval to work in the United States. From 1994 through 2000, he was President and Chief Executive Officer of Biovector Therapeutics, a vaccine company in Toulouse, France. Prior to Biovector, he was a founder and Managing Director of MS Medical Synergy, a company specialized in drug delivery in Geneva, Switzerland from 1986 to 1993. From 1978 to 1985, Dr. Loria held various positions with Hoffman La Roche-Kontron, Ciba-Geigy and Sanofi Pharma.

COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2000, the Board held eight meetings and acted by unanimous written consent one time. The standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee.

        Up until April 20, 2000, the Audit Committee was comprised of Mr. Greene and Ms. Rasmussen, neither of whom was an employee of the Company. In connection with Ms. Rasmussen's resignation from the Board on April 20, 2000, Mr. Grey, who is not an employee of the Company, replaced Ms. Rasmussen on the Audit Committee. In March 2001, Dr. Comer, who is not an employee of the Company, was elected as the third member of the Audit Committee. The Audit Committee met one time prior to April 20, 2000 to discuss the 1999 annual audit with the Company's independent auditors. The Audit Committee met two times during the second half of 2000 to review and discuss the Company's second and third quarter financial results and financial statements to be included in the Company's Form 10-Q filings. The Audit Committee met one time immediately following the 2000 fiscal year end to discuss the annual audit with the Company's independent auditors. The Audit Committee recommends the independent auditors to the Board and provides a direct line of communication between the auditors and the Board. The independent auditors separately meet with the Audit Committee, with and without Company management present, to review and discuss various matters, including the Company's financial statements, the report of the independent auditors on the results, scope and terms of their work and their recommendations concerning the Company's financial practices and procedures. All members of the Audit Committee are independent, as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee has adopted a written Audit Committee Charter that is attached hereto as Annex A.

        Up until June 9, 2000, the Compensation Committee was comprised of Mr. Greene, Dr. Comer and Ms. Nicole Vitullo. In connection with Ms. Vitullo's resignation from the Board on June 9, 2000, Dr. McKearn, who is not an employee of the Company, replaced Ms. Vitullo on the Compensation Committee. This Committee, which held two meetings during 2000, administers the Company's stock option plans, stock purchase plan and 401(k) plan, approves salaries, bonuses and other compensation arrangements for the Company's officers and performs such other functions regarding compensation as the Board may delegate.

        In March 2001, the Board appointed a Nominating Committee of the Board of Directors. The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. No procedure has been established for the consideration of nominees recommended by

                                       4.

stockholders. The Nominating Committee is composed of two non-employee directors: Messrs. Grey and McKearn. Since the Nominating Committee was not established until 2001, it did not meet during the 2000 fiscal year.

        During the fiscal year ended December 31, 2000, four of the Company's five directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2000 Fiscal Year. Dr. McKearn participated in 71% of such meetings.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

        The Audit Committee of the Company is composed of two independent directors and operates under a written charter adopted by the Board. The members of the Audit Committee are Messrs. Greene and Grey. The Audit Committee recommends to the Board the selection of the Company's independent accountants.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based on the Audit Committee's discussion with management and the independent accountants as well as the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

From the members of the Audit Committee of Epimmune Inc.:

Howard E. Greene, Jr.
Michael G. Grey








-------------------
(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the "33 Act"), as amended, or the Securities Exchange Act of 1934 (the "34 Act"), as amended.

                                       5.

                                  PROPOSAL 2

         APPROVAL OF THE EPIMMUNE INC. 2001 EMPLOYEE STOCK PURCHASE PLAN

        On March 5, 2001, the Board adopted the Epimmune Inc. 2001 Employee Stock Purchase Plan (the "Purchase Plan"), subject to stockholder approval. There are 300,000 shares of Common Stock reserved for issuance under the Purchase Plan. As of April 23, 2001, no shares have been issued under the Purchase Plan.

        Stockholders are requested in this Proposal 2 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                     MANAGEMENT AND THE BOARD OF DIRECTORS
                    RECOMMEND A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the Purchase Plan are outlined below:

PURPOSE

        The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 37 employees are eligible to participate in the Purchase Plan.

        The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

        The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

        The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than one member of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to any committee the Board appoints and to the Board.

OFFERINGS

        The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is 24 months long and is divided into four shorter "purchase periods" approximately six months long. If the fair market value of the Common Stock on any purchase date is less than the fair market value of the Common Stock on the first day of the offering, then the current offering will automatically end and a new 24-month offering period will begin, based on the lower fair market value.

ELIGIBILITY

        Any person who is customarily employed more than 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by the

                                       6.

Company or the designated affiliate for at least 10 days preceding the first day of the offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the offerings.

        However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

        Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering.

PURCHASE PRICE

        The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

        The purchase price of the shares is accumulated by payroll deductions over the offering. A participant may increase or decrease (including to zero) his or her participation level once during a purchase period, excluding only each ten (10) day period immediately preceding a purchase date (or such shorter period of time as determined by the Company). A participant may not begin such payroll deductions after the beginning of any purchase period, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the purchase period. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

        By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

        While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the offering, excluding only each 10 day period immediately preceding a purchase date.

        Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

                                       7.

TERMINATION OF EMPLOYMENT

        Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

        Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Purchase Plan have been issued under the terms of the Purchase Plan.

        The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements under other applicable laws and regulations.

        Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

        In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights may be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

        Subject to this Proposal 2, an aggregate of 300,000 shares of Common Stock is reserved for issuance under the Purchase Plan. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

        Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

        A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

        If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

                                       8.

        If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

        There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).


                                       9.

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Board of Directors will reconsider whether or not to retain that firm for the fiscal year ending December 31, 2001. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines such a change would be in the best interest of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $58,900.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, the Company did not use Ernst & Young LLP for any information technology consulting services.

        ALL OTHER FEES. During fiscal year ended December 31, 2000, the aggregate fees billed by Ernst & Young LLP for professional services other than audit fees was $38,400.

        The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by Ernst & Young LLP is compatible with maintaining the auditor's independence.

                 MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND
                         A VOTE IN FAVOR OF PROPOSAL 3.


                                      10.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of Common Stock of the Company as of February 15, 2001 by (i) each director and nominee; (ii) each Named Executive Officer (as defined below);
(iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common
Stock:

                                                                BENEFICIAL OWNERSHIP(1)
                                                                -----------------------
                         BENEFICIAL OWNER                        NUMBER OF   PERCENT OF
                                                                   SHARES      SHARES
                                                                ----------   ----------
       Pharmacia Corporation (2)                                1,802,356      17.3%
         5200 Old Orchard Road
         Skokie, IL 60077...............................
       State of Wisconsin Investment Board
         121 East Wilson Street
         Madison, WI 53702..............................        1,186,427      13.3%
       Emile Loria (3)..................................        1,056,301      11.9%
       Peter Allard.....................................          557,500       6.3%
       International Biotechnology Trust plc
         Five Arrows House
         St. Swithin's Lane
         London, EC4N 8NR, England......................          467,992       5.3%
       Robert W. Chesnut (4)(5).........................          361,422       4.0%
       Deborah A. Schueren (5)(6).......................          346,074       3.9%
       Alessandro D. Sette (4)(5)(7)....................          345,715       3.9%
       Howard E. Greene, Jr. (5)(8).....................          123,816       1.4%
       Mark J. Newman (5)...............................           74,697         *
       Stephen F. Keane (5)(9)..........................           24,195         *
       William T. Comer (5).............................           17,699         *
       Michael G. Grey (5)..............................            8,750         *
       Robert J. De Vaere (5)...........................            4,825         *
       All executive officers and directors
         as a group (10 persons)(10)....................        2,365,857      25.8%

------------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 8,912,715 shares of Common Stock outstanding on February 15, 2001, as adjusted by the rules promulgated by the SEC.

(2) Includes 1,484,896 shares issuable upon conversion of shares of Series S Preferred Stock and Series S-1 Preferred Stock held by G.D. Searle, now Pharmacia Corporation, provided that Pharmacia is not entitled to vote such shares to the extent that the total number of shares of voting capital stock held by Pharmacia and its affiliates would exceed 19.9%. Pharmacia owns 100% of the outstanding shares of the Series S Preferred Stock and Series S-1 Preferred Stock. The Series S Preferred Stock and Series S-1 Preferred Stock are convertible into Common Stock at any time.

(3) Of the shares held by Dr. Loria, 1,034,596 shares were subject to a right of repurchase in favor of the Company as of February 15, 2001.

(4) Of the shares held by each of Dr. Chesnut, Executive Vice President, Research and Development, and Dr. Sette, Vice President and Chief Scientific Officer, 53,444 shares were subject to a right of repurchase in favor of the Company as of February 15, 2001.

                                      11.

(5) Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows:

        Deborah A. Schueren, 47,976 shares;
        Robert W. Chesnut, 39,918 shares;
        William T. Comer, 16,785 shares;
        Alessandro D. Sette, 23,768 shares;
        Mark J. Newman, 74,697 shares;
        Howard E. Greene, 11,786 shares;
        Robert J. De Vaere, 4,825 shares;
        Stephen F. Keane, 24,195 shares;
        Michael G. Grey, 8,750 shares; and
        All executive officers and directors as a group, 255,063 shares.

(6) Ms. Schueren was President, Chief Executive Officer and a director of the Company in 2000. Ms. Schueren resigned her positions with the Company and the Board of Directors effective January 15, 2001.

(7) Includes 139,290 shares held in trust for the benefit of Dr. Sette's family. Dr. Sette is a trustee of such trust and has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares.

(8) Includes 109,745 shares held in trust for the benefit of Mr. Greene's wife and 2,285 shares held in trust for the benefit of Mr. Greene's children. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. In addition, Mr. Greene is a director of International Biotechnology Trust plc and disclaims beneficial ownership of shares held by such entity.

(9) Mr. Keane was Vice President, Corporate Development with the Company in 2000. Mr. Keane resigned from his position with the Company on March 1, 2001.

(10) Includes shares described in notes (3) through (9) above.


                                      12.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        Directors of the Company who are not employees of the Company are paid $2,000 per meeting attended in person and $500 per meeting attended by phone as compensation for their service on the Board. Directors are not compensated for actions taken by written consent. The members of the Board are eligible for reimbursement of expenses incurred in connection with their service on the Board. Under the Directors' Deferred Compensation Plan, participating directors may elect on an annual basis, to defer all of their cash compensation in a deferred compensation account pursuant to which the deferred fees are credited in the form of share units having a value equal to shares of the Company's Common Stock ("Share Units"), based on the market price of the stock at the time the deferred fees are earned. The Company will continue to credit Share Units to the participants' deferred compensation accounts on a quarterly basis. When a participant ceases serving as a director, the participant shall be entitled to receive the value of his or her account either in a single lump-sum payment or in equal annual installments, as determined by the Company in its sole discretion. No participant entitled to receive a payment of benefits shall receive payment in the form of the Company's Common Stock.

        Directors are currently eligible to receive option grants under the 2000 Stock Plan. There were no options granted to directors during 2000.


                                      13.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows for the fiscal years ended December 31, 2000, 1999, and 1998 compensation awarded or paid to, or earned by the Company's Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2000 (collectively, the "Named Executive Officers"). During the last three fiscal years, none of the executive officers received any restricted stock awards or long-term incentive payouts.



                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                      ANNUAL COMPENSATION            AWARDS
                           -----------------------------------    -------------
                                                                   SECURITIES
                                                                   UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL                    SALARY         BONUS        OPTIONS      COMPENSATION
       POSITION             YEAR          ($)           ($)          (#)(1)         ($)(2)
----------------------     ------      ---------     ---------    -------------  ------------
Ms. Deborah A. Schueren     2000        220,000              0             0          845
    President, Chief        1999        205,000         25,000        60,000          429
    Executive Officer (3)   1998        185,000         30,000        26,391          360
Dr. Robert W. Chesnut       2000        220,000              0             0          845
    Executive Vice          1999        212,980              0        50,000        2,653
    President, Research     1998        204,788              0        19,450        3,371
    and Development and
    Secretary
    Dr. Alessandro D.       2000        170,000              0             0          413
    Sette (4)               1999        165,000              0        40,000          330
    Vice President and
    Chief Scientific
    Officer
Mr. Stephen Keane (5)       2000        165,000              0             0          413
    Vice President,         1999         20,625              0        75,000           42
    Corporate Development
Dr. Mark J. Newman (6)      2000        160,000              0             0          615
    Vice President,         1999        116,666              0        82,466       44,471
    Infectious Disease
    Program

------------

(1) Includes options granted in 1998 pursuant to the option exchange program approved by the stockholders on June 11, 1998 and implemented on June 15, 1998 (the "Exchange Program"). All option numbers and prices for 1998 in this table reflect the Company's 1:7 reverse stock split which occurred on November 13, 1998.

(2) Consists of life insurance premiums paid by the Company. Includes relocation payments of $44,176 made by the Company to Dr. Newman.

(3) Ms. Schueren resigned as President and Chief Executive Officer in January 2001.

(4)  Dr. Sette did not qualify as a Named Executive Officer in 1998.

(5) Mr. Keane joined the Company in November 1999. On March 1, 2001, Mr. Keane resigned from his position with the Company.

(6)  Dr. Newman joined the Company in March 1999.


                                      14.

                        STOCK OPTION GRANTS AND EXERCISES

        The Company currently grants options to its executive officers under its 2000 Stock Plan and has previously granted options under its 1989 Plan which was terminated in 2000. As of April 23, 2001, options to purchase a total of 607,433 shares had been granted and were outstanding under the 1989 Plan and options to purchase a total of 526,500 shares had been granted and were outstanding under the 2000 Stock Plan. There are no options available for grant under the 1989 Plan and options to purchase 173,500 shares remain available for grant under the 2000 Stock Plan. In connection with the Company's acquisition of a subsidiary in 1999, the Company assumed all of the outstanding options to purchase 423,283 shares of Common Stock of the subsidiary and as of April 23, 2001, 237,163 options to purchase shares remain outstanding.

        Options granted under the 1989 Plan prior to 1996 generally vested 20% at the end of the first year of the optionee's employment and thereafter daily at the rate of 20% per year during such period of employment. Options granted under the 1989 Plan after November 1996 and options granted from the 2000 Stock Plan generally vest 25% at the end of the first year of the optionee's employment and thereafter daily at the rate of 25% per year during such period of employment. Options granted under the Subsidiary's 1997 Stock Plan generally vest 25% at the end of the first year of the optionee's employment and thereafter monthly at the rate of 25% per year during such period of employment. Upon certain corporate events resulting in a change of control, at the discretion of the Company's Board of Directors, (i) the acquiring company will assume the options or substitute similar options, (ii) the options will continue in full force and effect, or (iii) the Company will pay a cash settlement for or accelerate such options.

        During the fiscal year ended December 31, 2000, the Company did not grant any options to the Named Executive Officers.

        The following table shows for the fiscal year ended December 31, 2000, certain information regarding options exercised by, and held at year end by the Named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                                                          OPTIONS AT FY-END(#)(3)            FY-END($)(1)
                                        SHARES             VALUE          -----------------------      -----------------------
                                       ACQUIRED           REALIZED             EXERCISABLE/                  EXERCISABLE/
              NAME                 ON EXERCISE(#)(2)          ($)              UNEXERCISABLE                 UNEXERCISABLE
              ----                 -----------------      --------        -----------------------      -----------------------
Ms. Deborah A. Schueren (4) ....         --                  --               38,912/47,479                     --/--

Dr. Robert W. Chesnut (5) ......         --                  --               29,163/107,723                   332/--

Dr. Alessandro D. Sette (6) ....         --                  --               15,792/97,678                     --/--

Mr. Stephen F. Keane (7)  ......         --                  --               21,113/53,887                     --/--

Dr. Mark J. Newman .............         --                  --               35,243/47,223                 64,196/69,777

------------

(1) Fair market value of the Company's Common Stock at December 31, 2000 ($2.625 per share) minus the exercise price of the options.

(2) None of the Named Executive Officers exercised options in the fiscal year ended December 31, 2000.

(3) Reflects shares vested and unvested at December 31, 2000. Certain options granted under the former subsidiary's stock plan are immediately exercisable, but are subject to the Company's right to repurchase unvested shares on termination of employment. Such unvested shares are therefore considered unexercisable.

(4) Ms. Schueren was President, Chief Executive Officer and a director of the Company in 2000. Ms. Schueren resigned her positions with the Company and the Board of Directors effective January 15, 2001. In accordance

                                      15.

     with her employment agreement, Ms. Schueren was provided with six-months of forward vesting on all of her outstanding option grants and has 90 days from the date of her resignation in which to exercise the purchase of vested options. In addition, the Company exercised its right to repurchase 20,041 unvested shares which Ms. Schueren had previously purchased pursuant to an early option exercise.

(5) Dr. Chesnut owns shares subject to the Company's right to repurchase unvested shares. These shares are shown as unexercisable in the table above. At year end, Dr. Chesnut held 66,804 shares subject to a vesting schedule.

(6) Dr. Sette owns shares subject to the Company's right to repurchase unvested shares. These shares are shown as unexercisable in the table above. At year end, Dr. Sette held 66,804 shares subject to a vesting schedule.

(7) Mr. Keane was Vice President, Corporate Development with the Company in 2000. Mr. Keane resigned from his position with the Company on March 1, 2001. Pursuant to 1989 Plan policies, Mr. Keane will have 90 days from the date of his resignation in which to exercise the purchase of vested options.



                                      16.

                              EMPLOYMENT AGREEMENTS

        In October 1997, the Company entered into an employment agreement with Ms. Schueren. The agreement guaranteed Ms. Schueren a base salary of $185,000 and a cash bonus of up to $50,000 at the discretion of the Board, if certain objectives are met. In addition, pursuant to the agreement, Ms. Schueren was granted an incentive stock option to purchase 385,000 shares of the Common Stock of a subsidiary of the Company at the fair market value as determined by the board of directors of the subsidiary. Shares subject to such option vest equally over 48 months, provided that said option will be subject to acceleration with respect to up to two years of vesting upon achievement of certain objectives. In March 1999, Ms. Schueren exercised such option for shares of the subsidiary's Common Stock, subject to a repurchase option with respect to unvested shares, and such shares were exchanged for shares of the Company's Common Stock in connection with the Company's acquisition of the subsidiary. In September 2000, Ms. Schueren announced her intention to resign from the Company for personal reasons, pending the appointment of her successor. Pursuant to Ms. Schueren's employment agreement, upon her resignation from the Company on January 15, 2001, the Company made a one-time payment to Ms. Schueren equal to six-months of Ms. Schueren's base salary and also provided Ms. Schueren with six-months of forward vesting on all outstanding stock option grants.

        In February 1998, a subsidiary of the Company entered into severance benefits agreements with Dr. Chesnut and Dr. Sette, which agreements were assumed by the Company in the Merger. In October 1999, the Company entered a severance benefits agreement with Mr. Stephen Keane, Vice President, Corporate Development. In May 2000, the Company entered into severance benefits agreements with Dr Newman, Vice President Infectious Disease Program and Mr. Robert De Vaere, Vice President, Finance and Chief Financial Officer. Such officers are referred to collectively as the "Officers" and individually as the "Officer." Under the agreements, in the event that an Officer is either terminated without cause or within one year of a change of control of the Company such Officer shall receive a lump-sum payment equal to six months of such Officer's annual base salary. If such Officer is terminated other than for cause, all unvested stock options held by such Officers shall immediately accelerate by six months. If such Officer is terminated following a change of control, 50% of all unvested stock options held by such Officer shall immediately vest and become exercisable. In March 2001, the severance agreements for the Officers, other than Mr. Keane who resigned from the Company on March 1, 2001, were amended to provide that in the event an Officer is terminated without cause within one year following a change of control of the Company such Officer shall receive a lump-sum payment equal to twelve months of such Officer's annual base salary and 100% of all unvested stock options held by such Officer shall immediately vest and become exercisable.

        In January 2001, the Company entered into an employment agreement with Dr. Emile Loria, a director of the Company, for the position of President and Chief Executive Officer, contingent upon obtaining satisfactory approval to work in the United States. The agreement provides that Dr. Loria will receive an annual salary of $300,000. Under the employment agreement, Dr. Loria is eligible to earn a performance bonus equal to two percent of any proceeds received by the Company from any public or private equity financing completed by the Company within the first twelve months of Dr. Loria's employment with the Company. Dr. Loria may elect to receive such bonus in either cash, the securities sold in the financing, or any combination thereof. The Company also agrees to pay certain of Dr. Loria's relocation expenses and agreed to pay him $60,000 to assist him in his relocation. In addition, the Company sold Dr. Loria 1,056,301 shares of the Company's Common Stock at the closing price of such Common Stock as reported by the Nasdaq National Market on the date of purchase. These shares are subject to a right of repurchase by the Company, with such shares vesting ratably each day over the four years following the purchase date.

        Dr. Loria issued the Company a promissory note in the principal amount of $2,640,752.50, the aggregate purchase price of the shares. The note bears interest at the rate of 5.61% per year, compounded annually. As of April 23, 2001, there was $2,640,752.50 outstanding under the note.

        Under the terms of the employment agreement, Dr. Loria is entitled to continued salary payments for twelve months in the event he is terminated without cause or voluntarily resigns for good reason. In addition, if Dr. Loria is terminated without cause or voluntarily resigns for good reason following a change in control of the Company, then Dr. Loria is entitled to receive a lump sum payment equal to one year of his base salary and all of the unvested shares he initially purchased from the Company will become fully vested.

                                      17.

                        COMPENSATION COMMITTEE REPORT (1)

        Up until June 9, 2000, the Compensation Committee (the "Committee") was comprised of Mr. Greene, Dr. Comer and Ms. Nicole Vitullo. In connection with Ms. Vitullo's resignation from the Board of Directors on June 9, 2000, Dr. McKearn, who is not an employee of the Company, replaced Ms. Vitullo on the Compensation Committee. The Committee is responsible for setting and administering the Company's policies governing annual executive salaries, bonuses (if any) and stock ownership programs. The Committee evaluates the performance of management and determines the compensation of the Chief Executive Officer ("CEO") and the other executive officers of the Company based upon the accomplishment of defined objectives in the Company's research and product development programs and achievement of financial targets. The full Board of Directors reviews the Committee's recommendations regarding the compensation of the CEO and the other executive officers.

EXECUTIVE OFFICER COMPENSATION PROGRAM

        The Company's executive officer compensation program consists of base salary, annual incentives in the form of cash bonuses and long-term compensation in the form of stock options. The Company's executive officer compensation program is designed to achieve the following objectives:

- Attract, retain and motivate quality executives who possess the necessary leadership and management skills.

- Provide an incentive to advance the research and development of the Company's therapeutic products.

- Emphasize stock-based compensation to provide longer-term motivation by aligning the executives' interests with those of the Company and its stockholders.

        Compensation is based on the level of job responsibility and the level of the individual's performance as well as the Company's performance. The Committee endeavors to set executive compensation within a range which the Committee believes is comparable to the average range of compensation set by companies of comparable size and stage of development in the biotechnology industry. The group of comparable companies is not necessarily the same as the companies reflected in the market indices included in the performance graph on page 22 of this Proxy Statement.

        The Committee believes that the Company's executive compensation program reflects the principles described above and provides executives strong incentives to maximize Company performance and enhance stockholder value. The Committee believes that a stock option program to reward performance is an appropriate method of executive compensation, with relatively modest increases in base compensation.

BASE SALARY

        Base salary levels for each of the Company's executive officers are reviewed annually. The Company applies various subjective criteria, including performance of the individual and the Company and relative responsibility and experience, to determine appropriate base salaries. In evaluating Company performance, the Committee considers the meeting of certain product milestones, achieving certain corporate objectives (related to financings, collaborations and other strategic transactions) and organizational effectiveness. In addition, the Company compares its executives' base salaries to management salaries at companies in the biotechnology industry, in comparable geographic areas and at similar stages of growth and considers industry surveys regarding executive compensation. The Committee uses these criteria as a frame of reference for annual salary adjustments although other factors are considered, as appropriate, and no specific weights are ascribed to the factors considered by the Committee.


--------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the "33 Act"), as amended, or the Securities Exchange Act of 1934 (the "34 Act"), as amended.


                                      18.

ANNUAL INCENTIVES

        Annual incentives in the form of cash bonuses are established and awarded by the Compensation Committee based upon its evaluation of the performance of each executive officer and the achievement of the Company's performance goals during the year. In 2000, there were no annual incentive compensation awards made to the Named Executive Officers.

LONG-TERM INCENTIVE COMPENSATION

        The Company's long-term incentive program includes stock options and other awards granted under the 1989 Plan and the 2000 Plan, other stock options and the 2001 Employee Stock Purchase Plan, if approved by the Stockholders. Stock options are an important part of the Company's performance-based compensation. Option grants include vesting periods (generally over four years) to encourage key employees to continue in the employ of the Company. Prior to December 1996, the time-based vesting period of option grants under the 1989 Plan was five years, but the Board changed such vesting schedule to four years to facilitate the recruitment and retention of key employees. The vesting period of option grants under the 2000 Plan is also four years. Through option grants, executives receive significant equity incentives to build long-term stockholder value.

        The Committee believes that providing management a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interests of stockholders and management. The size of option grants to an individual is primarily determined by such individual's position within management of the Company, as well as competitive practices at biotechnology companies of comparable size. The Committee also considered the size of grants to individuals in previous years and internal relativity.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee intends to continue to evaluate the effects of Code
Section 162(m) and to comply with the requirements of that statute to the extent consistent with the best interests of the Company. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to Named Executive Officers will be designed to qualify as performance-based compensation.

        In each of fiscal 1999 and 1998, a pool of grants to a defined management group was approved. Individual awards were based on an evaluation of previous awards, vested status and retention goals. The Committee did not make any individual awards to management during 2000, however, the Committee made awards to the management group in January 2001 as part of a company-wide option award.

CEO COMPENSATION

        During 2000, the total compensation program for Ms. Deborah Schueren, the then Chief Executive Officer of the Company, was largely based on the same components as for other senior executives of the Company. Each year the Committee reviews the Chief Executive Officer's existing compensation arrangement, the individual performance for the calendar year under review, as well as the Company's performance relative to its peers.

        Ms. Schueren resigned from her position as President and Chief Executive Officer of the Company in January 2001. Also in January 2001, the Committee reviewed the qualifications and background of Dr. Emile Loria for the position of President and Chief Executive Officer of the Company and entered into an employment agreement with Dr. Loria, contingent upon his obtaining satisfactory approval to work in the United States, which would pay him a base annual salary of $300,000 and provide him a cash bonus opportunity during 2001 of 2% of the gross proceeds the Company receives from financing activities.


                                      19.

From the members of the Compensation Committee of Epimmune Inc.:

        Howard E. Greene, Jr.
        William T. Comer, and
        John P. McKearn

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Greene, a member of the Compensation Committee, is Chairman of the Board of the Company.


                                      20.

                     PERFORMANCE MEASUREMENT COMPARISON (1)

        The following chart shows total shareholder return of the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (US Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index")(2) and for the Company as of the end of each year since December 31, 1994.

        Effective July 1, 1999, the Company changed its name from Cytel Corporation to Epimmune Inc. and changed its Nasdaq ticker symbol to EPMN.

             COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT(3)

                                                                CUMULATIVE TOTAL RETURN
                                   -----------------------------------------------------------------------------------
                                   12/94        12/95        12/96       12/97         12/98       12/99         12/00
EPIMMUNE INC                        100          196          110           48           10           12           12
NASDAQ STOCK MARKET (U.S.)          100          141          174          213          300          558          336
NASDAQ PHARMACEUTICAL               100          183          184          190          242          455          566


(1) This Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or the 1934 Act.

(2) The Nasdaq Pharmaceutical Index is made up of all companies with the Standard Industrial Classification (SIC) code 283 (category description "Drugs"). Information regarding the companies comprising this index is available upon written request to Secretary, Epimmune Inc., 5820 Nancy Ridge Drive, San Diego, California 92121.

(3) The total return on investment (including investment of dividends) assumes $100 invested on December 31, 1994 in the Company's Common Stock, the Nasdaq CRSP Total Return Index for the Nasdaq Stock (U.S. Companies) Index and the NASDAQ CRSP Pharmaceutical Index.

                                      21.

                              CERTAIN TRANSACTIONS

        The Company's Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

        In addition, the Company's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its stockholders, for improper transactions between the director and the Company, and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

        In connection with his employment agreement, the Company sold Dr. Loria 1,056,301 shares of the Company's Common Stock at the closing price of such Common Stock as reported by the Nasdaq National Market on the date of purchase. These shares are subject to a right of repurchase by the Company, with such shares vesting ratably each day over the four years following the purchase date. Dr. Loria issued the Company a promissory note in the principal amount of $2,640,752.50, the aggregate purchase price of the shares. The note bears interest at the rate of 5.61% per year, compounded annually. As of April 23, 2001, there was $2,640,752.50 outstanding under the note.

        The Company has entered into certain additional transactions with its directors and officers, as described under the captions "Executive Compensation" and "Employment Agreements."

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq National Market System. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 2000 calendar year, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report, covering an aggregate of two transactions, was filed late by Ms. Schueren.


                                      22.

                                 OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.

                            By Order of the Board of Directors


                            /s/  Robert J. De Vaere
                            ----------------------------------------------------
                            Robert J. De Vaere
                            Vice President, Finance and Chief Financial Officer, Assistant Secretary

May 2, 2001

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, EPIMMUNE INC., 5820 NANCY RIDGE DRIVE, SAN DIEGO, CA 92121.



                                      23.

                                     ANNEX A

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                                  EPIMMUNE INC.


PURPOSE AND POLICY

        The Audit Committee shall provide assistance and guidance to the Board of Directors of Epimmune Inc. (the "Company") in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication among the Audit Committee, the independent auditors and the Company's financial management.

COMPOSITION AND ORGANIZATION

        The Audit Committee shall consist of at least two members of the Board of Directors until June 14, 2001; and, thereafter, shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

        The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and
Section 141 of the Delaware General Corporation Law.

RESPONSIBILITIES

        In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Audit Committee shall be charged with the following functions:

        1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm shall report to and be ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

        2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

        3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

        4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

        5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

        6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

        7. To review, with management and the independent auditors, the interim financial statements for each quarterly period and any changes in accounting policy that have occurred during the interim period, prior to the Company filing the quarterly report on Form 10-Q.

        8. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

        9. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

        10. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

        11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

        12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

        15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                  EPIMMUNE INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN

                 ADOPTED BY THE BOARD OF DIRECTORS MARCH 5, 2001
                   APPROVED BY STOCKHOLDERS ____________, 2001


1.      PURPOSE.

        (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

        (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

        (c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.      DEFINITIONS.

        (a) "BOARD" means the Board of Directors of the Company.

        (b) "CODE" means the Internal Revenue Code of 1986, as amended.

        (c) "COMMITTEE" means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

        (d) "COMMON STOCK" means the common stock of the Company.

        (e) "COMPANY" means Epimmune Inc., a Delaware corporation.

        (f) "CORPORATE TRANSACTION" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

            (ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

            (iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

            (iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (g) "DIRECTOR" means a member of the Board.


                                       1.

        (h) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

        (i) "EMPLOYEE" means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

        (j) "EMPLOYEE STOCK PURCHASE PLAN" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

        (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (l) "FAIR MARKET VALUE" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (m) "OFFERING" means the grant of Purchase Rights under the Plan to Eligible Employees.

        (n) "OFFERING DATE" means a date selected by the Board for an Offering to commence.

        (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (p) "PARTICIPANT" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

        (q) "PLAN" means this Epimmune Inc. 2001 Employee Stock Purchase Plan.

        (r) "PURCHASE DATE" means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (s) "PURCHASE PERIOD" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

        (t) "PURCHASE RIGHT" means an option to purchase shares of Common Stock granted pursuant to the Plan.

        (u) "RELATED CORPORATION" means, with respect to the Company, any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.


                                       2.

        (w) "TRADING DAY" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.      ADMINISTRATION.

        (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

        (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

            (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

            (iii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

            (iv) To amend the Plan as provided in Section 15.

            (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

        (c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.      SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        (a) Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate three hundred thousand (300,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

        (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.


                                       3.

5.      GRANT OF PURCHASE RIGHTS; OFFERING.

        (a) The Board may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

        (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.      ELIGIBILITY.

        (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

        (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

            (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

            (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

            (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

        (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.


                                       4.

        (d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

        (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.      PURCHASE RIGHTS; PURCHASE PRICE.

        (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee's Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

        (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

        (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

        (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

            (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

            (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.      PARTICIPATION; WITHDRAWAL; TERMINATION.

        (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant


                                       5.

may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

        (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

        (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

        (d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

9.      EXERCISE.

        (a) On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

        (b) If any amount of accumulated payroll deductions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in each such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). If any amount, of accumulated payroll deductions remains in a Participant's account after the purchase of shares of Common Stock and such remaining amount is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

        (c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted


                                       6.

under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10.     COVENANTS OF THE COMPANY.

        (a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

        (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.     USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

        Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.     RIGHTS AS A STOCKHOLDER.

        A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.     DESIGNATION OF BENEFICIARY.

        (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

        (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.


                                       7.

14.     ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

        (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

        (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants' accumulated payroll deductions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.     AMENDMENT OF THE PLAN.

        (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

        (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

        (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except
(i) with the consent of the person to whom such Purchase Rights were granted,
(ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.     TERMINATION OR SUSPENSION OF THE PLAN.

        (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary


                                       8.

to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.     EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.     MISCELLANEOUS PROVISIONS.

        (a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant's employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

        (b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state's conflicts of laws rules.


                                       9.

                                  EPIMMUNE INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 18, 2001


        The undersigned hereby appoints ROBERT W. CHESNUT and ROBERT J.
DE VAERE, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Epimmune Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Epimmune Inc. to be held at 5820 Nancy Ridge Drive, San Diego, California, on Monday, June 18, 2001 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY, WHEN SIGNED, WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:    To elect five directors to hold office for the ensuing year or until their successors are elected.

[ ]     FOR the nominees listed below           [ ]     WITHHOLD AUTHORITY
        (except as marked to the contrary               to vote for the nominees
        below).                                         listed below.

NOMINEES:      Howard E. Greene, Jr., William T. Comer, Ph.D., Michael G. Grey,
               John P. McKearn, Ph.D., and Emile Loria, M.D.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(s), WRITE SUCH NOMINEE(s)' NAME(s)
BELOW:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:    To approve Epimmune Inc.'s  2001 Employee Stock Purchase Plan.

        [ ]    FOR                [ ]    AGAINST              [ ]     ABSTAIN


                   (Continued and to be signed on other side)

                           (Continued from other side)

PROPOSAL 3:    To ratify the selection of ERNST & YOUNG LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

        [ ]    FOR                [ ]    AGAINST              [ ]     ABSTAIN

DATED _________________                  _______________________________________

                                         _______________________________________
                                                     SIGNATURE(S)

                                         Please sign exactly as your name
                                         appears hereon. If the stock is
                                         registered in the names of two or more
                                         persons, each should sign. Executors,
                                         administrators, trustees, guardians and
                                         attorneys-in-fact should add their
                                         titles. If signer is a corporation,
                                         please give full corporate name and
                                         have a duly authorized officer sign,
                                         stating title. If signer is a
                                         partnership, please sign in partnership
                                         name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.